SBM FINANCIAL, INC. AND SUBSIDIARIES The accompanying notes are an integral part of these consolidated financial statements. - 1 - Consolidated Balance Sheets ASSETS June 30, December 31, 2015 2014 (Unaudited) Cash and due from banks $ 11,551,961 $ 10,557,133 Interest-bearing deposits in banks 29,299,741 24,518,232 Total cash and cash equivalents 40,851,702 35,075,365 Securities held-to-maturity (fair value of $79,114,488 and $84,310,626 at June 30, 2015 and December 31, 2014, respectively) 77,987,778 81,852,434 Securities available-for-sale 1,365,501 1,359,600 Federal Home Loan Bank of Boston (FHLB) stock, at cost 3,816,200 3,816,200 Loans held for sale 12,457,006 6,717,324 Loans receivable, net of allowance for loan losses of $7,197,433 and $8,041,766 at June 30, 2015 and December 31, 2014, respectively 629,853,720 622,968,337 Premises and equipment, net 19,465,862 21,057,553 Other real estate owned 1,970,119 858,595 Accrued interest receivable 1,631,169 1,742,691 Deferred tax asset 25,365,554 25,636,222 Loan servicing rights 1,922,590 1,852,969 Other assets 3,604,851 3,289,552 $ 820,292,052 $ 806,226,842

The accompanying notes are an integral part of these consolidated financial statements. -2- LIABILITIES AND EQUITY CAPITAL June 30, December 31, 2015 2014 (Unaudited) Liabilities Deposits $ 667,913,418 $ 656,951,549 Securities sold under agreements to repurchase 29,792,621 25,070,718 Escrow accounts 878,579 786,030 Accrued interest and other liabilities 7,241,400 8,565,449 Federal Home Loan Bank advances 20,000,000 20,000,000 Note payable 8,000,000 9,000,000 Total liabilities 733,826,018 720,373,746 Commitments and contingencies (Notes 2, and 7 through 11) Equity capital Preferred stock, $.01 par value; 50,000,000 shares authorized; no shares issued and outstanding at June 30, 2015 and December 31, 2014 - - Common stock, $.01 par value; 100,000,000 shares authorized; 632,750 and 632,750 shares issued, 614,330 and 613,424 shares outstanding at June 30, 2015 and December 31, 2014, respectively 6,143 6,134 Additional paid-in capital 56,486,398 56,367,659 Retained earnings 30,197,027 29,768,224 Accumulated other comprehensive income (loss) Net unrealized appreciation on securities available-for-sale, net of deferred income tax 531,651 527,755 Net unrealized loss on securities transferred to held-to-maturity, net of deferred income tax (755,185) (816,676) Total equity capital 86,466,034 85,853,096 $ 820,292,052 $ 806,226,842

SBM FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Interest and dividend income				
Interest and fees on loans	**$ 6,698,765**	$ 6,487,848	**$ 13,524,753**	$ 12,967,279
Interest and dividends on investments	**539,607**	687,898	**1,097,049**	1,258,289
Other interest-earning assets	**32,049**	28,791	**59,426**	50,881
Total interest and dividend income	**7,270,421**	7,204,537	**14,681,228**	14,276,449
Interest expense				
Deposits	**618,220**	653,176	**1,247,164**	1,329,982
Securities sold under agreements to repurchase	**19,842**	13,831	**37,809**	25,744
Federal Home Loan Bank advances	**16,343**	11,314	**30,079**	16,637
Note payable	**106,250**	113,751	**212,500**	226,250
Total interest expense	**760,655**	792,072	**1,527,552**	1,598,613
Net interest income	**6,509,766**	6,412,465	**13,153,676**	12,677,836
Provision for loan losses	**1,000,000**	700,000	**1,300,000**	700,000
Net interest income after provision for loan losses	**5,509,766**	5,712,465	**11,853,676**	11,977,836
Non-interest income				
Service charges on deposit accounts	**426,910**	515,729	**823,898**	973,595
Loan servicing fees and fair value adjustment	**185,625**	82,412	**433,812**	170,592
Rental income	**46,117**	70,379	**98,430**	127,336
Net debit and credit card income	**269,114**	293,649	**548,661**	542,161
Brokerage, advisory and insurance sales income	**125,441**	102,648	**275,790**	233,219
Net gain on sale of residential loans	**1,590,235**	654,055	**2,555,045**	1,001,515
Net gain on sale of other real estate owned	**93,588**	-	**93,588**	18,995
Net gain (loss) on sale of premises and equipment	**28,905**	50,179	**(64,143)**	50,179
Realized gain on sale of securities	**-**	94,369	**-**	94,369
Other non-interest income	**126,414**	124,088	**201,538**	232,517
Total non-interest income	**2,892,349**	1,987,508	**4,966,619**	3,444,478
Non-interest expense				
Salaries and employee benefits	**4,603,841**	3,892,990	**9,077,246**	7,668,563
Occupancy and equipment	**1,363,970**	1,407,506	**2,905,865**	2,928,667
Other real estate owned write-down	**310,378**	49,410	**310,378**	49,410
Merger expense	**27,457**	-	**242,875**	-
Other non-interest expense	**1,912,697**	2,147,351	**3,618,145**	4,373,305
Total non-interest expense	**8,218,343**	7,497,257	**16,154,509**	15,019,945
Income before income taxes	**183,772**	202,716	**665,786**	402,369
Income tax expense	**67,424**	98,733	**236,983**	196,325
Net income	**$ 116,348**	$ 103,983	**$ 428,803**	$ 206,044
Per common share data:				
Basic earnings per share	**$ 0.19**	$ 0.17	**$ 0.70**	$ 0.34
Diluted earnings per share	**$ 0.18**	$ 0.17	**$ 0.69**	$ 0.34

The accompanying notes are an integral part of these consolidated financial statements.

- 3 -

SBM FINANCIAL, INC. AND SUBSIDIARIES The accompanying notes are an integral part of these consolidated financial statements. - 4 - Consolidated Statements of Comprehensive Income (Unaudited) Three Months Ended June 30, 2015 2014 Net income $ 116,348 $ 103,983 Other comprehensive income (loss), net of tax Unrealized appreciation (depreciation) on securities available-for-sale: Unrealized gains (losses) arising during the period (62,530) 137,598 Tax effect 21,260 (46,783) (41,270) 90,815 Reclassification adjustment for gains included in net income or loss (1) - (94,369) Tax effect (3) - 32,085 - (62,284) (41,270) 28,531 Reclassification adjustment for amortization of unrealized losses on securities transferred to held-to-maturity (2) 48,465 44,577 Tax effect (3) (16,478) (15,156) 31,987 29,421 Other comprehensive income (loss) (9,283) 57,952 Total comprehensive income $ 107,065 $ 161,935 Six Months Ended June 30, 2015 2014 Net income $ 428,803 $ 206,044 Other comprehensive income, net of tax Unrealized appreciation (depreciation) on securities available-for-sale: Unrealized gains arising during the period 5,903 23,416 Tax effect (2,007) (7,961) 3,896 15,455 Reclassification adjustment for gains included in net income or loss (1) - (94,369) Tax effect (3) - 32,085 - (62,284) 3,896 (46,829) Reclassification adjustment for amortization of unrealized losses on securities transferred to held-to-maturity (2) 93,168 97,839 Tax effect (3) (31,677) (33,265) 61,491 64,574 Other comprehensive income 65,387 17,745 Total comprehensive income $ 494,190 $ 223,789 (1) Reclassified into the consolidated statements of income in realized gain on sale of securities. (2) Reclassified into the consolidated statements of income in interest and dividends on investments. (3) Reclassified into the consolidated statements of income in income tax expense.

SBM FINANCIAL, INC. AND SUBSIDIARIES The accompanying notes are an integral part of these consolidated financial statements. - 5 - Consolidated Statements of Changes in Equity Capital (Unaudited) Accumulated Additional Other Preferred Common Paid-in Retained Comprehensive Stock Stock Capital Earnings Loss Total Balance, December 31, 2013 $ - $ 6,126 $ 56,232,087 $ 28,081,735 $ (458,225) $ 83,861,723 Net income - - - 206,044 - 206,044 Other comprehensive income - - - - 17,745 17,745 Total comprehensive income 223,789 Issuance of common stock under stock compensation plan - 4 (4) - - - Stock-based compensation expense - - 67,249 - - 67,249 Balance, June 30, 2014 $ - $ 6,130 $ 56,299,332 $ 28,287,779 $ (440,480) $ 84,152,761 Balance, December 31, 2014 $ - $ 6,134 $ 56,367,659 $ 29,768,224 $ (288,921) $ 85,853,096 Net income - - - 428,803 - 428,803 Other comprehensive income - - - - 65,387 65,387 Total comprehensive income 494,190 Issuance of common stock under stock compensation plan - 9 (9) - - - Stock-based compensation expense - - 118,748 - - 118,748 Balance, June 30, 2015 $ - $ 6,143 $ 56,486,398 $ 30,197,027 $ (223,534) $ 86,466,034

SBM FINANCIAL, INC. AND SUBSIDIARIES The accompanying notes are an integral part of these consolidated financial statements. - 6 - Consolidated Statements of Cash Flows (Unaudited) Six Months Ended June 30, 2015 2014 Cash flows from operating activities Net income $ 428,803 $ 206,044 Adjustments to reconcile net income to net cash used in operating activities Depreciation and amortization 797,816 910,426 Net accretion of discounts and amortization of premiums on securities (49,078) (412) Amortization of unrealized holding losses on securities transferred to held-to-maturity 93,168 97,839 Other real estate owned write-down 310,378 49,410 Provision for loan losses 1,300,000 700,000 Decrease (increase) in net deferred loan costs 271,299 (566,383) Net loss (gain) on sale of premises and equipment 64,143 (50,179) Net gain on sale of other real estate owned (93,588) (18,995) Net gain on sale of loans (2,555,045) (1,001,515) Net gain on sale of securities - (94,369) Deferred income taxes 236,986 119,155 Stock-based compensation expense 118,748 67,249 Increase in accrued interest receivable and other assets (203,777) (9,426,118) (Increase) decrease in loan servicing rights (69,621) 231,643 Decrease in accrued expenses and other liabilities (1,324,049) (1,057,324) Loans originated for sale (91,544,797) (37,171,651) Proceeds from sale of loans held for sale 88,360,160 30,461,887 Net cash used in operating activities (3,858,454) (16,543,293) Cash flows from investing activities Proceeds from sale of premises and equipment 477,089 309,574 Additions to premises and equipment (96,614) (234,143) Loan originations and principal collections, net (9,772,489) (20,818,569) Proceeds from the sale of other real estate owned 336,750 165,000 Purchase of securities available-for-sale - (9,509,279) Purchase of securities held-to-maturity - (9,560,000) Proceeds from principal payments on securities held-to-maturity 3,913,734 3,078,073 Proceeds from calls, maturities, principal payments and sales of securities available-for-sale - 9,600,105 Net cash used in investing activities (5,141,530) (26,969,239) (Continued next page)

SBM FINANCIAL, INC. AND SUBSIDIARIES The accompanying notes are an integral part of these consolidated financial statements. - 7 - Consolidated Statements of Cash Flows (Concluded) (Unaudited) Six Months Ended June 30, 2015 2014 Cash flows from financing activities Net increase in deposits $ 10,961,869 $ 19,289,784 Net increase (decrease) in escrow accounts 92,549 (106,338) Net increase in securities sold under agreements to repurchase 4,721,903 3,001,218 Net increase in short-term advances - 20,000,000 Repayment of long-term debt (1,000,000) - Net cash provided by financing activities 14,776,321 42,184,664 Net increase (decrease) in cash and cash equivalents 5,776,337 (1,327,868) Cash and cash equivalents, beginning of period 35,075,365 30,231,506 Cash and cash equivalents, end of period $ 40,851,702 $ 28,903,638 Supplementary cash flow information: Cash paid for interest on deposits, borrowed funds, and note payable $ 2,556,538 $ 1,383,119 Cash paid for income taxes 16,000 116,300 Non-cash transactions Transfers from loans receivable to other real estate owned 1,315,807 236,998

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 8 - 1. Basis of Presentation The accompanying unaudited consolidated financial statements include the accounts of SBM Financial, Inc., its wholly owned subsidiary, The Bank of Maine (the Bank) and the Bank’s wholly- owned subsidiaries, Healthcare Professional Funding Corporation, Cobbossee Service Corp., Property P, Inc. and SBM Property A, Inc. (collectively referred to as the Company). The accompanying unaudited consolidated financial statements were prepared in accordance with instructions for Form 8-K and, therefore, do not include all disclosures required by accounting principles generally accepted in the United States of America (GAAP) for complete presentation of financial statements. In the opinion of management, the consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated balance sheets of SBM Financial, Inc. and subsidiaries as of June 30, 2015 and December 31, 2014, the consolidated statements of income for the three months and six months ended June 30, 2015 and June 30, 2014, the consolidated statements of comprehensive income for the three months and six months ended June 30, 2015 and June 30, 2014, the consolidated statements of changes in equity capital for the six months ended June 30, 2015 and June 30, 2014, and the consolidated statements of cash flows for the six months ended June 30, 2015 and June 30, 2014. All significant intercompany transactions and balances are eliminated in consolidation. Certain items from the prior year were reclassified to conform to the current period presentation. The income reported for the three and six months ended June 30, 2015 is not necessarily indicative of the results that may be expected for the full year. The information in this report should be read in conjunction with the consolidated financial statements and accompanying notes for the three-year period ended December 31, 2014. 2. Plan of Merger On March 29, 2015, Camden National Corporation (Camden National), the holding company for Camden National Bank, and the Company entered into an Agreement and Plan of Merger (the Merger Agreement) pursuant to which the Company will merge with and into Camden National, the separate corporate existence of the Company will thereupon cease and Camden National will continue as the surviving corporation (the Merger). It is anticipated that, concurrently with the Merger, the Bank, as the Company’s wholly-owned subsidiary, will merge with and into Camden National Bank, with Camden National Bank continuing as the surviving bank. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the Effective Time), each outstanding share of common stock, par value $0.01 per share, of the Company common stock will be converted into the right to receive at the election of the holder thereof either (1) $206.00 in cash, without interest, or (2) 5.421 shares of common stock, no par value per share, of Camden National, subject to proration to ensure that in the aggregate 80% of Company common stock will be converted to Camden National common stock and the remaining 20% of Company common stock will be converted to cash. The Effective Time of the Merger is scheduled to take place at the close of business on October 16, 2015.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 9 - 3. Earnings Per Common Share Basic earnings per common share represents income or loss available to common stockholders divided by the adjusted weighted average number of common shares outstanding during the period. The adjusted weighted average number of common shares outstanding equals the weighted average of common shares issued less the average number of unvested restricted stock unit awards under the Equity Incentive Plan. Diluted earnings per common share, reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate to outstanding vested and unvested stock options and restricted stock unit awards and are determined using the treasury stock method. The following table sets forth the computation of basic and diluted earnings per common share: Three Months Ended June 30, 2015 2014 Net income $ 116,348 $ 103,983 Weighted average number of common shares issued 632,750 630,750 Less: average number of unvested restricted stock units 18,142 16,731 Adjusted weighted average number of common shares outstanding 614,608 614,019 Plus: dilutive effect of restricted stock units 3,794 - Plus: dilutive effect of stock options 12,141 - Diluted weighted average number of shares outstanding 630,543 614,019 Net income per share: Basic earnings per common share $ 0.19 $ 0.17 Diluted earnings per common share $ 0.18 $ 0.17 Six Months Ended June 30, 2015 2014 Net income $ 428,803 $ 206,044 Weighted average number of common shares issued 632,750 630,750 Less: average number of unvested restricted stock units 18,367 17,171 Adjusted weighted average number of common shares outstanding 614,383 613,579 Plus: dilutive effect of restricted stock units 2,300 - Plus: dilutive effect of stock options 7,621 - Diluted weighted average number of shares outstanding 624,304 613,579 Net income per share: Basic earnings per common share $ 0.70 $ 0.34 Diluted earnings per common share $ 0.69 $ 0.34

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 10 - There were 28,100 stock options for the three and six months ended June 30, 2014, excluded from diluted earnings per share, as the average exercise prices of these options were greater than the average market price of the common stock. 4. Securities The amortized cost and fair value of securities, with gross unrealized gains and losses, at June 30, 2015 and December 31, 2014 follows: Gross Gross Amortized Unrealized Unrealized Fair Cost Gains Losses Value June 30, 2015 Securities available-for-sale Marketable equity securities $ 559,970 $ 805,531 $ - $ 1,365,501 Securities held-to-maturity U.S. Government-sponsored enterprises debt security $ 9,617,025 $ 138,525 - $ 9,755,550 Mortgage-backed securities 68,370,753 988,185 - 69,358,938 $ 77,987,778 $ 1,126,710 $ - $ 79,114,488 December 31, 2014 Securities available-for-sale Marketable equity securities $ 559,970 $ 799,630 $ - $ 1,359,600 Securities held-to-maturity U.S. Government-sponsored enterprises debt security $ 9,595,235 $ 204,765 - $ 9,800,000 Mortgage-backed securities 72,257,199 2,253,427 - 74,510,626 $ 81,852,434 $ 2,458,192 $ - $ 84,310,626 On June 30, 2015 and December 31, 2014, the carrying amount of securities pledged was $77,987,778 and $81,852,434, respectively. The Company has only one U.S. Government-sponsored enterprises debt security, which is callable any time after five days’ notice. The maturity on this security is 2023. Contractual maturities are not presented for mortgage-backed securities because they have an uncertain maturity date due to unscheduled prepayments. There were no sales of securities available-for-sale during the three or six months ended June 30, 2015. During the three and six months ended June 30, 2014, proceeds from the sale of securities available-for-sale amounted to $9,301,639. Gross realized gain related to this sale amounted to $94,369. There were no gross realized losses for the three or six months ended June 30, 2014.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 11 - As disclosed in note 14 to the consolidated financial statements, the Company sold four held-to- maturity debt securities with an amortized cost of $48,712,431 on August 4, 2015. The held-to- maturity securities were sold to reduce the duration of the securities portfolio prior to the Effective Time of the Merger and maintain Camden National Bank’s interest rate risk position post Merger. The Company recognized a gain on the sale of these securities of $1,479,480 in August 2015. The remaining debt securities continue to be accounted for as held-to-maturity. Management periodically evaluates the Company’s investments for other-than-temporary impairment based on the type of investment and the period of time the investment has been in an unrealized loss position. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized. At June 30, 2015 and December 31, 2014, management believes these investments were not other-than- temporarily impaired. The Company held no investment securities with unrealized losses. 5. Loans Receivable and Allowance for Loan Losses A summary of the balances of loans follows: June 30, December 31, 2015 2014 Real estate loans Residential real estate $ 229,720,790 $ 227,302,546 Commercial real estate 195,872,609 189,054,511 Commercial construction 8,432,131 7,034,678 Home equity advances 74,026,775 74,689,384 508,052,305 498,081,119 Commercial non-real estate 121,282,735 124,740,391 Consumer 7,716,113 8,188,593 Subtotal 637,051,153 631,010,103 Less: Allowance for loan losses (7,197,433) (8,041,766) Loans, net $ 629,853,720 $ 622,968,337 Loan balances include net deferred loan costs of $4,611,497 and $4,882,796 at June 30, 2015 and December 31, 2014, respectively. Total loans pledged to secure borrowings and available borrowing capacity totaled $239,439,574 and $242,501,973 at June 30, 2015 and December 31, 2014, respectively.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 12 - A substantial portion of the Bank's loans are collateralized by real estate located in Maine. Accordingly, the ultimate collectability of a substantial portion of the Bank's loan portfolio is subject to changes in economic conditions in Maine. In addition to this geographic concentration, the Bank has a loan concentration, through its subsidiary, Healthcare Professional Funding Corporation, in loans to dentists, ophthalmologists and veterinarians. These loans are made throughout the United States. As of June 30, 2015 and December 31, 2014, these loans totaled $88.5 million and $90.9 million, respectively. The collectability of this type of loan may be susceptible to changes in consumer needs and the availability of reimbursement for medical care. The allowance for loan losses is established for loan losses that are estimated to have occurred, through a provision for loan losses charged to earnings. A loan loss is charged against the allowance when management believes a loan balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated by management on a regular basis and is based upon management's periodic review of the collectability of the Bank’s loans in light of the Bank’s historical experience with its loan portfolio, the nature and size of the Bank’s loan portfolio, the ability of borrowers to repay their loans, the estimated value of any collateral securing the loans and prevailing economic conditions. Management follows a similar process to estimate its liability for off-balance-sheet commitments to extend credit and this estimate is included in other liabilities. This evaluation is subjective since it is based on estimates that are periodically revised to reflect current information and is susceptible to significant revision as more information becomes available. The Bank periodically evaluates its larger-balance, non-homogeneous loans for impairment. A loan is considered impaired when management determines that it is probable that the Bank will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net of deferred loan fees or costs, and the unamortized premium or discount) and the estimated present value of total expected future cash flows, discounted at the loan’s effective rate or the fair value of the collateral, if the loan is collateral-dependent. Management identifies and reviews all loans equal to or greater than $250,000 for impairment. Identification is based on one or more factors including: risk rating, delinquency, loan classification, non-accrual status, loans which are on a “watch list” and other criteria periodically determined by management. If it is determined that a loan is not impaired, the loan will be grouped with other loans for consideration in developing the general reserve. If it is determined that a loan is impaired, management measures the amount of impairment, which is included as a specific reserve within the allowance for loan losses. Subsequent evaluations of impairment and adjustments to the reserve are performed on a quarterly basis. If it is determined that an “impaired loan” has no impairment amount, the loan will remain segregated as impaired, but no reserve will be established. Subsequent evaluations of impairment, and adjustment to the reserve, are performed on a quarterly basis.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 13 - In addition, management will review for impairment any group of loans with similar risk/class characteristics but with individual balances less than $250,000, if borrowers with those risk characteristics or in that class have been adversely affected by business environment or other economic changes. The Bank may periodically agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring. All troubled debt restructured loans are considered impaired and are primarily measured using the present value of expected future cash flows. Troubled debt restructurings that are considered collateral-dependent are measured using the fair value of collateral. The determination of whether interest is accrued on troubled debt restructured loans is the same as for other impaired loans. Estimating the Allowance for Loan Losses The Bank’s methodology for assessing the appropriateness of the allowance for loan losses consists of several key elements, including a general allowance based on a combination of historical loss factors and qualitative loss factors, a specific allowance for impaired loans, and a general unallocated allowance related to a risk assessment of the entire loan portfolio. Qualitative factors used in calculating the general allowance include any inherent risks which may not be reflected in historical loss factors. For each loan class, qualitative factors are graded based on credit quality factors, including Pass/Watch, Special Mention, Substandard and Doubtful, as well as by various loan classes as further described below. The qualitative factors which management considers are:  National economic stability  Regional economic stability  Real estate prices within the region  General loan portfolio risk/maturity of cycle  Trends in delinquencies  Industry concentration within the portfolio  Growth of loan portfolio  Portfolio management  External loan review  Federal and/or state guaranty programs  Competition within the Bank’s markets  Legal and regulatory environment The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by various loan portfolio categories, subcategories and segments referenced below. Management uses an average of historical losses based on a time frame appropriate to capture relevant loss data for each portfolio segment. Management deems 36 months to be an appropriate time frame on which to base historical losses for each portfolio segment. Management follows a similar process to estimate its liability for off-balance-sheet commitments to extend credit.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 14 - The qualitative factors are determined based on the various risk characteristics of each portfolio segment. Risk characteristics relevant to each portfolio segment are as follows: Commercial non-real estate: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy will have an effect on the credit quality in this segment. Commercial real estate and construction: Loans in this segment are primarily secured by income-producing properties or properties occupied by businesses. The cash flows generated by the properties may be adversely affected by a downturn in the economy. This would be evidenced by increased vacancy rates that will have an effect on the credit quality of this segment. Management obtains rent rolls and business financial statements no less than annually and continually monitors the cash flows of these loans. Residential real estate and home equity lines of credit: All loans in this segment are collateralized by owner-occupied residential real estate, and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality of this segment. Consumer: Repayment of loans in this segment is generally dependent on the credit quality of the individual borrower. The specific allowance on an impaired loan is established when a loss is probable and can be estimated. Such a provision is based on management’s estimate of the present value of total expected future cash flows or the fair value of the collateral for the loan, considering current and anticipated future market conditions, if the loan is collateral-dependent. When available information confirms that loans or portions thereof are uncollectible, these amounts are charged-off against the allowance for loan losses. Subsequent recoveries, if any, are credited to the allowance. The general unallocated allowance is based upon management’s evaluation of various factors that are not directly measured in the determination of the general and specific allowances. The unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses and reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio. This evaluation is subjective and revised periodically as it requires estimates that are susceptible to significant revision as information changes. For purposes of calculating the appropriate level of allowance for loan losses, the loan portfolio is currently segregated into various categories: Pass, Special Mention, Substandard, Doubtful and Loss. Each of the above categories is further segmented by loan class and includes: Commercial non-real estate Commercial real estate Commercial construction Residential real estate Home equity advances Consumer

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 15 - There were no changes in the Bank’s accounting policies or methodology pertaining to the allowance for loan losses during the six months ended June 30, 2015 and 2014, and the year ended December 31, 2014. Credit Quality Indicators The Bank identifies and categorizes loans with similar risk profiles by applying a credit quality indicator (risk rating) to the loan categories within its portfolio. The risk ratings are represented by grades of 1, 2, 3, 4, Watch, 5, 6, 7 and 8, representing the lowest to highest risk ratings. Risk ratings are further grouped for purposes of evaluating the allowance for loan losses as follows: Risk Ratings 1 through 4 and Watch are considered “Pass” credits Risk Rating 5 is considered “Special Mention” Risk Rating 6 is considered “Substandard” Risk Rating 7 is considered “Doubtful” Risk Rating 8 is considered “Loss” Commercial loans are grouped using all of the categories referenced above. Residential loans are grouped as Pass, Special Mention or Substandard. Consumer loans are grouped as Performing or Non-performing. Performing loans are loans which are current or past due less than 90 days. Non-performing loans are loans which are past due 90 days or more. The risk rating of loans informs management about the credit quality of the loan portfolio, its overall quality and areas containing higher levels of risk. Each loan review conducted by a loan review officer will also include an evaluation of the loan’s risk rating. All commercial loans are assigned a risk rating at inception by the originating loan officer. The initial rating is determined after evaluation of aspects of the credit including, but not limited to:  Financial condition of the borrower as reflected in its balance sheet;  Results of operations of the borrower as reflected in its income and cash flow statements;  Financial trends of the borrower over at least the most recent three-year period;  Quality and reliability of the borrower’s financial statements;  Bank and trade checks, and credit bureau reports on the borrower;  Industry outlook;  Quality and marketability of collateral for the loan;  Analysis of any guarantor's financial position; and  Analysis of socio-political and economic factors. No single factor is used to determine the degree of risk. Rather, the rating assigned reflects a composite of all of the criteria listed above, as well as any other factors known to the loan officer or which the loan officer believes should be considered in assessing credit risk.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 16 - In practice, all new loans (not involving a restructuring or absent special circumstances) receive an initial Pass risk rating of Fair (acceptable risk), or above. The following definitions outline credit characteristics of loans in the risk rating categories used by the Bank. 1. Fully Secured by Cash 2. Superior  Borrower is a major corporation or other entity  Borrower has substantial financial capacity  Borrower has satisfactory profit margins  Borrower has excellent liquidity  Borrower has consistent track record and compares favorably with industry standards  The collateral coverage is 1.50X or better  There is an absence of any significant credit risk  Debt coverage is 1.50X or better  Loan is properly structured  No deficiencies in credit information 3. Desirable  Borrower has substantial financial capacity  Borrower has above average profit margins  Borrower has excellent liquidity  Borrower has consistent track record and compares favorably with industry standards  There is an absence of any significant credit risk  Loan is properly structured  The collateral coverage is 1.20X or better  No deficiencies in credit information  Debt coverage is 1.40X or better 4. Satisfactory  Established borrower that represents acceptable credit risk  Financial analysis displays satisfactory financial condition and earning power  Borrower has good asset quality and capacity to meet loan payments  Borrower meets normal industry standards and does not require extensive monitoring  Loan adheres to credit policy in every respect  If borrowing is a line of credit, borrower should be out of debt for a minimum of 30 days per fiscal year  Unsecured loans to individuals supported by satisfactory statements and borrower exhibits adherence to repayment programs  Loan secured with proper margin on equipment for which there is an active market  Loan is secured by real estate with a loan-to-value (LTV) that is within Bank policy  Debt coverage is 1.20X to 1.40x

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 17 - W. Fair/Pass Watch  Loan has demonstrated satisfactory asset quality, earnings history, liquidity and other adequate margins of creditor protection  Loan represents a moderate credit risk and borrower has some degree of financial stability  Loan is considered collectible in full, but may require greater than average loan officer attention  Loan that is characterized by any of the following: a) Weaker borrower whose loan is secured by properly margined business collateral such as accounts receivable, inventory and specialized equipment b) Unseasoned smaller loan c) Seasoned loan with satisfactory repayment history, apparent adequate collateral margin, but stale financial information d) Excessive vulnerability to competition e) Speculative construction loan where the builder does not have a high net worth and/or income f) Dependence on limited customer base or source of supply g) Real estate loan that may be above the standard LTV policy of 75% h) Debt coverage is 1.00X to 1.20x 5. Special Mention  Loan that does not yet warrant adverse classification, but possess credit deficiencies or potential weakness deserving management’s close attention  Adverse trends in business operations and deterioration in the balance sheet of borrower which have not reached the point where the liquidation of the debt is jeopardized  Deterioration in collateral values where normal advance rates cannot be maintained because liquidation value of the collateral may be declining as a source of repayment due to adverse financial trends  Failure to obtain proper loan documentation  Inadequate loan agreement  Inadequate loan/credit information  Debt coverage is less than 1.00X 6. Substandard  Loan which exhibits some of the following well-defined weaknesses: a) Loan is inadequately protected by the current net worth and paying capacity of the borrower or value of the collateral b) Loan which has well-defined weaknesses based on objective evidence c) Loan where future losses to the Bank are possible if the deficiencies in the collateral are not corrected d) Loan where the liquidation of collateral would not be timely even if there is little likelihood of total loss

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 18 - e) Loan where the primary source of payment is no longer available, and the Bank is relying on a secondary source f) Loan where the guarantors are unable to generate enough cash flow for debt reduction g) Loan where collateral has deteriorated h) Loan where flaws in documentation exist i) Loan secured by real estate where the appraisal does not conform to the Bank’s appraisal standards or where it can be demonstrated that the assumptions underlying the appraisal are incorrect j) One-to-four family residential real estate loans and home equity loans and lines that are delinquent 90 days or more and which have LTVs greater than 60% k) Consumer loan that is delinquent 90 days or more 7. Doubtful  Loan which exhibits some of the following characteristics: a) Loan which has all the weaknesses inherent in those classified as “Substandard” and which, in addition, has other factors that make collection of the loan or liquidation of the collateral in full highly questionable and improbable, when considering currently existing facts, conditions, and values b) Loan which exhibits discernible loss potential, and where some, but not a complete loss seems very likely c) Loan where the primary source of repayment is no longer available and serious doubt exists as to quality of a secondary source of repayment d) Loan where the possibility of loss is high, but, because of certain important and specific pending factors which may strengthen the loan, its classification as a loss is deferred until a more exact status can be determined e) Loan where a “Doubtful” classification probably would not be repeated at a later examination because of the existence of sufficient additional time to resolve pending factors which could work to strengthen the loan f) Loan where a “Loss” classification would normally be warranted if pending events do not occur, and repayment is deferred to await new developments g) Loan where the entire loan should not be classified as a loss because the probability of a partial recovery is substantial 8. Loss  Loan which is presently uncollectible and of such little value that its continuance as an asset is not warranted. This classification does not mean that the loan has no potential recovery value, but rather that it is not practical or desirable to defer writing it off even though partial recovery may be obtained in the future. Risk ratings are reviewed and generally updated on an annual basis by the Bank’s internal loan reviewer, or more frequently if conditions warrant.

SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following tables summarize the credit risk rating profile of the Bank's loan portfolio, net of deferred loan fees and costs, at June 30, 2015 and December 31, 2014:

Commercial Credit Exposure

June 30, 2015

Credit Risk Rating	Commercial non-real estate	Commercial real estate	Commercial construction
1	$ 632,857	$ -	$ -
2	207,081	881,499	-
3	1,837,278	5,708,862	-
4	84,410,201	143,599,008	8,432,131
W	21,750,641	31,163,291	-
5	3,953,595	3,985,965	-
6	8,113,351	10,533,984	-
7	377,731	-	-
Total	$ 121,282,735	$ 195,872,609	$ 8,432,131

December 31, 2014

Credit Risk Rating	Commercial non-real estate	Commercial real estate	Commercial construction
1	$ 111,369	$ -	$ -
2	226,601	910,418	-
3	2,174,167	8,235,711	-
4	90,475,305	128,337,558	7,034,678
W	23,216,982	32,578,646	-
5	3,754,578	5,113,157	-
6	4,781,389	13,879,021	-
7	-	-	-
Total	$ 124,740,391	$ 189,054,511	$ 7,034,678

Residential and Consumer Credit Exposure
Credit Risk Profile Internally Assigned

June 30, 2015

Grade	Residential	Home equity advances
Pass	$ 224,689,119	$ 73,270,914
Substandard	5,031,671	755,861
Total	$ 229,720,790	$ 74,026,775

	Consumer
Performing	$ 7,418,903
Non-performing	297,210
Total	$ 7,716,113

December 31, 2014

Grade	Residential	Home equity advances
Pass	$ 221,735,153	$ 73,838,681
Substandard	5,567,393	850,703
Total	$ 227,302,546	$ 74,689,384

	Consumer
Performing	$ 7,780,844
Non-performing	407,749
Total	$ 8,188,593

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SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Past Due and Non-Accrual Loans

A loan is typically placed on non-accrual status when it is 90 days past due. A loan is not returned to accrual status until it is brought current with respect to both interest and principal and future periodic payments are reasonably assured.

The following tables summarize the aging analysis of past due loans and non-accrual loans by class within the Bank's portfolio, net of deferred loan fees and costs.

Past Due Loans

June 30, 2015

	30-59 Days Past Due	60–89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans	Loans 90 Days or Greater Past Due and Accruing
Commercial non-real estate	**$ 91,694**	**$ 671,043**	**$ -**	**$ 762,737**	**$120,519,998**	**$ 121,282,735**	**$ -**
Commercial real estate	**1,499,335**	**437,654**	**853,539**	**2,790,528**	**193,082,081**	**195,872,609**	**-**
Commercial construction	**-**	**-**	**-**	**-**	**8,432,131**	**8,432,131**	**-**
Residential real estate	**481,101**	**1,078,257**	**3,676,875**	**5,236,233**	**224,484,557**	**229,720,790**	**-**
Home equity advances	**421,004**	**362,026**	**829,896**	**1,612,926**	**72,413,849**	**74,026,775**	**-**
Consumer	**186,712**	**245,190**	**381,328**	**813,230**	**6,902,883**	**7,716,113**	**-**
Total	**$ 2,679,846**	**$ 2,794,170**	**$ 5,741,638**	**$ 11,215,654**	**$625,835,499**	**$ 637,051,153**	**$ -**

December 31, 2014

	30-59 Days Past Due	60–89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans	Loans 90 Days or Greater Past Due and Accruing
Commercial non-real estate	$ 17,778	$ -	$ 174,727	$ 192,505	$ 124,547,886	$ 124,740,391	$ -
Commercial real estate	45,690	398,946	3,691,523	4,136,159	184,918,352	189,054,511	-
Commercial construction	-	-	-	-	7,034,678	7,034,678	-
Residential real estate	366,243	1,220,591	4,032,932	5,619,766	221,682,780	227,302,546	-
Home equity advances	388,418	118,120	788,786	1,295,324	73,394,060	74,689,384	-
Consumer	132,810	272,265	274,097	679,172	7,509,421	8,188,593	-
Total	$ 950,939	$ 2,009,922	$ 8,962,065	$ 11,922,926	$ 619,087,177	$ 631,010,103	$ -

Non-accrual Loans

	June 30, 2015	December 31, 2014
Commercial non-real estate	**$ 3,984,708**	$ 506,911
Commercial real estate	**1,554,284**	4,419,580
Residential real estate	**4,808,654**	4,909,894
Home equity advances	**866,577**	833,492
Consumer	**405,296**	282,144
	$ 11,619,519	$ 10,952,021

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SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following tables summarize information pertaining to the activity in the allowance for loan losses and selected loan information as of and for the three months ended:

June 30, 2015	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 2,843,028	$ 1,715,022	$ 43,804	$ 1,635,548	$ 658,762	$ 105,276	$ 654,638	$ 7,656,078
Charge-offs	(1,038,227)	(297,749)	-	(175,209)	(5,857)	(28,159)	-	(1,545,201)
Recoveries	31,808	33,397	-	2,275	2,322	16,754	-	86,556
Provision (reduction)	976,196	139,934	28,761	47,578	(37,341)	26,772	(181,900)	1,000,000
Ending balance	$ 2,812,805	$ 1,590,604	$ 72,565	$ 1,510,192	$ 617,886	$ 120,643	$ 472,738	$ 7,197,433

June 30, 2014	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 2,183,612	$ 3,611,474	$ 34,693	$ 1,441,628	$ 502,043	$ 59,060	$ 888,802	$ 8,721,312
Charge-offs	(364,556)	(165,849)	-	(121,035)	(93,115)	(52,001)	-	(796,556)
Recoveries	43,445	217,679	-	1,167	749	11,257	-	274,297
Provision (reduction)	796,382	140,501	298,968	110,014	97,588	14,548	(758,001)	700,000
Ending balance	$ 2,658,883	$ 3,803,805	$ 333,661	$ 1,431,774	$ 507,265	$ 32,864	$ 130,801	$ 8,899,053

The following tables summarize information pertaining to the activity in the allowance for loan losses and selected loan information as of and for the six months ended:

June 30, 2015	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 3,467,816	$ 1,240,669	$ 35,815	$ 1,756,345	$ 1,143,238	$ 98,109	$ 299,774	$ 8,041,766
Charge-offs	(1,425,122)	(585,806)	-	(183,677)	(65,192)	(60,952)	-	(2,320,749)
Recoveries	36,555	70,383	-	4,250	7,742	57,486	-	176,416
Provision (reduction)	733,556	865,358	36,750	(66,726)	(467,902)	26,000	172,964	1,300,000
Ending balance	$ 2,812,805	$ 1,590,604	$ 72,565	$ 1,510,192	$ 617,886	$ 120,643	$ 472,738	$ 7,197,433
Ending balance:								
Individually evaluated for impairment	$ -	$ 49,153	$ -	$ 5,030	$ -	$ 933	$ -	$ 55,116
Collectively evaluated for impairment	$ 2,812,805	$ 1,541,451	$ 72,565	$ 1,505,162	$ 617,886	$ 119,710	$ 472,738	$ 7,142,317
Loans								
Ending balance								
Individually evaluated for impairment	$ 762,000	$ 3,545,689	$ -	$ 5,393,103	$ 15,602	$ 26,448		$ 9,742,842
Collectively evaluated for impairment	$ 120,520,735	$ 192,326,920	$ 8,432,131	$ 224,327,687	$ 74,011,173	$ 7,689,665		$ 627,308,311

June 30, 2014	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 2,089,767	$ 4,434,012	$ 36,725	$ 1,379,681	$ 518,998	$ 52,015	$ 162,062	$ 8,673,260
Charge-offs	(579,829)	(393,786)	-	(312,641)	(93,124)	(71,051)	-	(1,450,431)
Recoveries	48,313	898,120	-	2,332	2,096	25,363	-	976,224
Provision (reduction)	1,100,632	(1,134,541)	296,936	362,402	79,295	26,537	(31,261)	700,000
Ending balance	$ 2,658,883	$ 3,803,805	$ 333,661	$ 1,431,774	$ 507,265	$ 32,864	$ 130,801	$ 8,899,053
Ending balance:								
Individually evaluated for impairment	$ 251,135	$ 168,437	$ -	$ 18,642	$ -	$ 395	$ -	$ 438,609
Collectively evaluated for impairment	$ 2,407,748	$ 3,635,368	$ 333,661	$ 1,413,132	$ 507,265	$ 32,469	$ 130,801	$ 8,460,444
Loans								
Ending balance								
Individually evaluated for impairment	$ 974,824	$ 6,796,750	$ -	$ 4,519,733	$ 16,571	$ 105,666		$ 12,413,544
Collectively evaluated for impairment	$ 131,353,619	$ 175,491,491	$ 1,613,997	$ 201,769,112	$ 74,855,875	$ 8,691,895		$ 593,775,989

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SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table summarizes information pertaining to the activity in the allowance for loan losses and selected loan information as of and for the year ended December 31:

December 31, 2014	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 2,089,767	$ 4,434,012	$ 36,725	$ 1,379,681	$ 518,998	$ 52,015	$ 162,062	$ 8,673,260
Charge-offs	(1,081,448)	(552,911)	-	(755,005)	(383,967)	(293,974)	-	(3,067,305)
Recoveries	161,571	1,119,068	-	19,422	72,555	63,195	-	1,435,811
Provision (reduction)	2,297,926	(3,759,500)	(910)	1,112,247	935,652	276,873	137,712	1,000,000
Ending balance	$ 3,467,816	$ 1,240,669	$ 35,815	$ 1,756,345	$ 1,143,238	$ 98,109	$ 299,774	$ 8,041,766
Ending balance:								
Individually evaluated for impairment	$ 2,908	$ 85,774	$ -	$ 5,030	$ -	$ 934	$ -	$ 94,646
Collectively evaluated for impairment	$ 3,464,908	$ 1,154,895	$ 35,815	$ 1,751,315	$ 1,143,238	$ 97,175	$ 299,774	$ 7,947,120
Loans								
Ending balance								
Individually evaluated for impairment	$ 783,875	$ 6,549,928	$ -	$ 4,958,583	$ 16,073	$ 79,267		$ 12,387,726
Collectively evaluated for impairment	$ 123,956,516	$ 182,504,583	$ 7,034,678	$ 222,343,963	$ 74,673,311	$ 8,109,326		$ 618,622,377

The following tables summarize information pertaining to impaired loans as of and for the three months ended:

June 30, 2015	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 762,000	$ 1,183,939	$ -	$ 766,561	$ 20,482
Commercial real estate	2,436,774	2,811,596	-	2,449,813	24,365
Commercial construction	-	-	-	-	-
Residential real estate	5,039,662	5,367,212	-	5,080,012	46,738
Home equity advance	15,602	15,602	-	15,677	139
Consumer	-	-	-	-	-
	$ 8,254,038	$ 9,378,349	$ -	$ 8,312,063	$ 91,724
With an allowance recorded:					
Commercial non-real estate	$ -	$ -	$ -	$ -	$ -
Commercial real estate	1,108,915	1,108,915	49,153	1,112,409	8,939
Commercial construction	-	-	-	-	-
Residential real estate	353,441	353,441	5,030	354,260	2,949
Home equity advances	-	-	-	-	-
Consumer	26,448	26,448	933	26,512	211
	$ 1,488,804	$ 1,488,804	$ 55,116	$ 1,493,181	$ 12,099
Total:					
Commercial non-real estate	$ 762,000	$ 1,183,939	$ -	$ 766,561	$ 20,482
Commercial real estate	3,545,689	3,920,511	49,153	3,562,222	33,304
Commercial construction	-	-	-	-	-
Residential real estate	5,393,103	5,720,653	5,030	5,434,272	49,687
Home equity advances	15,602	15,602	-	15,677	139
Consumer	26,448	26,448	933	26,512	211
	$ 9,742,842	$ 10,867,153	$ 55,116	$ 9,805,244	$ 103,823

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SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 648,689	$ 1,042,383	$ -	$ 656,586	$ 21,016
Commercial real estate	4,919,095	5,238,867	-	4,940,788	28,386
Commercial construction	-	-	-	-	-
Residential real estate	4,198,873	4,517,077	-	4,208,352	27,365
Home equity advance	16,571	16,571	-	16,650	148
Consumer	77,483	77,483	-	77,630	343
	$ 9,860,711	$ 10,892,381	$ -	$ 9,900,006	$ 77,258
With an allowance recorded:					
Commercial non-real estate	$ 326,135	$ 326,135	$ 251,135	$ 326,136	$ 5,070
Commercial real estate	1,877,655	1,877,655	168,437	1,713,416	16,553
Commercial construction	-	-	-	-	-
Residential real estate	320,860	345,451	18,642	322,186	2,667
Home equity advances	-	-	-	-	-
Consumer	28,183	28,183	395	28,366	58
	$ 2,552,833	$ 2,577,424	$ 438,609	$ 2,390,104	$ 24,348
Total:					
Commercial non-real estate	$ 974,824	$ 1,368,518	$ 251,135	$ 982,722	$ 28,086
Commercial real estate	6,796,750	7,116,522	168,437	6,654,204	44,939
Commercial construction	-	-	-	-	-
Residential real estate	4,519,733	4,862,528	18,642	4,530,538	30,032
Home equity advances	16,571	16,571	-	16,650	148
Consumer	105,666	105,666	395	105,996	401
	$ 12,413,544	$ 13,469,805	$ 438,609	$ 12,290,110	$ 101,606

The following tables summarize information pertaining to impaired loans as of and for the six months ended:

June 30, 2015	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	**$ 762,000**	**$ 1,183,939**	**$ -**	**$ 767,886**	**$ 41,181**
Commercial real estate	**2,436,774**	**2,811,596**	**-**	**2,454,189**	**52,244**
Commercial construction	**-**	**-**	**-**	**-**	**-**
Residential real estate	**5,039,662**	**5,367,212**	**-**	**5,106,192**	**68,803**
Home equity advance	**15,602**	**15,602**	**-**	**15,716**	**292**
Consumer	**-**	**-**	**-**	**-**	**-**
	$ 8,254,038	**$ 9,378,349**	**$ -**	**$ 8,343,983**	**$ 162,520**
With an allowance recorded:					
Commercial non-real estate	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**
Commercial real estate	**1,108,915**	**1,108,915**	**49,153**	**1,114,836**	**17,760**
Commercial construction	**-**	**-**	**-**	**-**	**-**
Residential real estate	**353,441**	**353,441**	**5,030**	**354,732**	**6,433**
Home equity advances	**-**	**-**	**-**	**-**	**-**
Consumer	**26,448**	**26,448**	**933**	**26,620**	**497**
	$ 1,488,804	**$ 1,488,804**	**$ 55,116**	**$ 1,496,188**	**$ 24,690**
Total:					
Commercial non-real estate	**$ 762,000**	**$ 1,183,939**	**$ -**	**$ 767,886**	**$ 41,181**
Commercial real estate	**3,545,689**	**3,920,511**	**49,153**	**3,569,025**	**70,004**
Commercial construction	**-**	**-**	**-**	**-**	**-**
Residential real estate	**5,393,103**	**5,720,653**	**5,030**	**5,460,924**	**75,236**
Home equity advances	**15,602**	**15,602**	**-**	**15,716**	**292**
Consumer	**26,448**	**26,448**	**933**	**26,620**	**497**
	$ 9,742,842	**$ 10,867,153**	**$ 55,116**	**$ 9,840,171**	**$ 187,210**

- 23 -

SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 648,689	$ 1,042,383	$ -	$ 656,281	$ 36,755
Commercial real estate	4,919,095	5,238,867	-	4,945,556	79,596
Commercial construction	-	-	-	-	-
Residential real estate	4,198,873	4,517,077	-	4,211,989	57,570
Home equity advance	16,571	16,571	-	16,691	314
Consumer	77,483	77,483	-	77,672	891
	$ 9,860,711	$ 10,892,381	$ -	$ 9,908,189	$ 175,126
With an allowance recorded:					
Commercial non-real estate	$ 326,135	$ 326,135	$ 251,135	$ 326,135	$ 8,640
Commercial real estate	1,877,655	1,877,655	168,437	1,755,922	38,093
Commercial construction	-	-	-	-	-
Residential real estate	320,860	345,451	18,642	322,544	5,097
Home equity advances	-	-	-	-	-
Consumer	28,183	28,183	395	28,428	263
	$ 2,552,833	$ 2,577,424	$ 438,609	$ 2,433,029	$ 52,093
Total:					
Commercial non-real estate	$ 974,824	$ 1,368,518	$ 251,135	$ 982,416	$ 45,395
Commercial real estate	6,796,750	7,116,522	168,437	6,701,478	117,689
Commercial construction	-	-	-	-	-
Residential real estate	4,519,733	4,862,528	18,642	4,534,533	62,667
Home equity advances	16,571	16,571	-	16,691	314
Consumer	105,666	105,666	395	106,100	1,154
	$ 12,413,544	$ 13,469,805	$ 438,609	$ 12,341,218	$ 227,219

The following table summarizes information pertaining to impaired loans as of and for the year ended December 31:

December 31, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 619,178	$ 1,022,910	$ -	$ 724,378	$ 82,170
Commercial real estate	4,794,417	5,178,014	-	4,779,750	207,296
Commercial construction	-	-	-	-	-
Residential real estate	4,594,566	4,871,401	-	4,339,667	154,477
Home equity advance	16,073	16,073	-	16,444	627
Consumer	49,901	49,901	-	37,676	411
	$ 10,074,135	$ 11,138,299	$ -	$ 9,897,915	$ 444,981
With an allowance recorded:					
Commercial non-real estate	$ 164,697	$ 164,697	$ 2,908	$ 41,174	$ 5,173
Commercial real estate	1,755,511	1,866,656	85,774	1,738,846	76,026
Commercial construction	-	-	-	-	-
Residential real estate	364,017	364,017	5,030	325,035	19,168
Home equity advances	-	-	-	-	-
Consumer	29,366	29,366	934	30,284	1,497
	$ 2,313,591	$ 2,424,736	$ 94,646	$ 2,135,339	$ 101,864
Total:					
Commercial non-real estate	$ 783,875	$ 1,187,607	$ 2,908	$ 765,552	$ 87,343
Commercial real estate	6,549,928	7,044,670	85,774	6,518,596	283,322
Commercial construction	-	-	-	-	-
Residential real estate	4,958,583	5,235,418	5,030	4,664,702	173,645
Home equity advances	16,073	16,073	-	16,444	627
Consumer	79,267	79,267	934	67,960	1,908
	$ 12,387,726	$ 13,563,035	$ 94,646	$ 12,033,254	$ 546,845

- 24 -

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 25 - No additional funds are committed to be advanced on impaired loans. Troubled Debt Restructurings A loan modification constitutes a troubled debt restructuring if the Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. To determine whether or not a loan should be classified as a troubled debt restructuring, management evaluates a loan based upon the following criteria:  The borrower demonstrates financial difficulty: common indicators include past due status on bank obligations, substandard credit bureau reports, or an inability to refinance with another lender, and  The Bank has granted a concession: common concessions include maturity date extension, interest rate adjustments to below market pricing, reduction of principal and deferral of payments. The following table presents the recorded investment in troubled debt restructurings as of the periods indicated based on payment performance status: Commercial Residential Commercial Non-Real June 30, 2015 Real Estate Real Estate Estate Consumer Total Performing $ 2,995,358 $ 2,716,682 $ 448,957 $ 26,448 $ 6,187,445 Non-performing 535,490 91,694 313,043 - 940,227 Total $ 3,530,848 $ 2,808,376 $ 762,000 $ 26,448 $ 7,127,672 Commercial Residential Commercial Non-Real December 31, 2014 Real Estate Real Estate Estate Consumer Total Performing $ 2,407,243 $ 2,757,536 $ 783,875 $ 29,366 $ 5,978,020 Non-performing 713,122 124,085 - - 837,207 Total $ 3,120,365 $ 2,881,621 $ 783,875 $ 29,366 $ 6,815,227 Troubled debt restructured loans are considered impaired loans. As of June 30, 2015 and December 31, 2014, there were no commitments to lend additional amounts to borrowers with outstanding loans that are classified as troubled debt restructurings. The determination of whether interest is accrued on a troubled debt restructured loan is made on the same basis as for other impaired loans. During the three and six months ended June 30, 2015 and 2014, certain loan modifications were executed which constituted troubled debt restructurings. The real estate loan modifications were classified as troubled debt restructurings due to payment deferrals and extensions of maturity.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 26 - The following table summarizes troubled debt restructurings that occurred during the three months ended: Pre- Post- Modification Modification Outstanding Outstanding Number Recorded Recorded June 30, 2015 of Loans Investment Investment Real estate: Residential 3 $ 453,630 $ 453,630 Total 3 $ 453,630 $ 453,630 June 30, 2014 Real estate: Commercial 2 $ 245,035 $ 245,035 Total 2 $ 245,035 $ 245,035 The following table summarizes troubled debt restructurings that occurred during the six months ended: Pre- Post- Modification Modification Outstanding Outstanding Number Recorded Recorded June 30, 2015 of Loans Investment Investment Real estate: Residential 4 $ 470,267 $ 470,267 Total 4 $ 470,267 $ 470,267 June 30, 2014 Real estate: Residential 2 $ 263,423 $ 263,423 Commercial 2 245,035 245,035 Total 4 $ 508,458 $ 508,458

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 27 - The troubled debt restructurings required a net allocation of the allowance for loan losses of $54,373 and $85,251 as of June 30, 2015 and December 31, 2014, respectively. The impairment carried as a specific reserve in the allowance for loan losses is calculated by discounting the total expected future cash flows on the loan, or, for a collateral-dependent loan, using the fair value of the collateral less costs to sell. There were no charge-offs on troubled debt restructurings for the three and six months ended June 30, 2015 and 2014. There were three troubled debt restructurings modified within the previous twelve months for which there was a subsequent payment default during the three and six months ended June 30, 2015. There was one troubled debt restructuring modified within the previous twelve months for which there was a subsequent payment default during the three and six months ended June 30, 2014. A loan is considered to be in payment default if it is greater than 30 days past due under the modified terms. 6. Note Payable Note Payable In May 2010 a note payable (Bankers’ Bank Note) to Bankers’ Bank Northeast (Bankers’ Bank) was modified so that the obligor under the note became the Company, as successor by merger to Savings Bank of Maine Bancorp. The principal amount of the Bankers’ Bank Note was reduced to $9,000,000, all defaults and past due interest and penalties were waived, the interest rate was set at five percent (5%) per annum and the term was set at seven years. Payments of interest only are required for the first three years and principal payments of $500,000 are required in each of years four through seven. The balance of principal and interest on the Bankers’ Bank Note is due at maturity. Eighteen percent (18%) of the Bank’s stock was pledged as security for the Bankers’ Bank Note. An interest reserve equal to two years’ interest ($900,000) was established with Bankers’ Bank at the time the Bankers’ Bank Note was modified. Bankers’ Bank drew down the reserve for interest payments as they became due. The interest reserve was fully drawn down at December 31, 2012. In December 2012, the Company suspended payments under the Bankers’ Bank Note because the Office of the Comptroller of the Currency (OCC) did not permit the Bank to pay a dividend to the Company and, accordingly, the Company did not have sufficient funds to make the scheduled payment on the Bankers’ Bank Note. The Bankers’ Bank Note permits the Company to defer payments for this reason. Deferred amounts are due when the Company has sufficient funds to resume payments. On January 21, 2015, the Company paid all deferred principal and interest amounts. The principal balance of the note as of June 30, 2015 was $8,000,000. 7. Financial Instruments with Off-Balance-Sheet Risk The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 28 - The Bank's exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on- balance-sheet instruments. At June 30, 2015 and December 31, 2014, the following financial instruments were outstanding with contract amounts representing credit risk: Contract Amount June 30, December 31, 2015 2014 Unfunded commitments under lines of credit $ 102,768,000 $ 113,919,000 Commitments to grant loans 25,092,000 15,322,000 Commercial and standby letters of credit 381,000 169,000 Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are often secured and have a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments for lines of credit may expire without being drawn. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management's credit evaluation of the customer. Commercial and standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. In most cases, the Bank’s existing letters of credit require an annual review and renewal. The credit risk involved in issuing letters of credit is substantially the same as that involved in extending loan facilities to customers. In connection with originating residential mortgage and commercial loans, the Company may enter into rate lock agreements with customers, and may issue commitment letters to customers, which are considered interest rate lock or forward commitments. At June 30, 2015 and December 31, 2014, based upon the pipeline of mortgage loans with rate lock commitments and commercial loans with commitment letters, and the change in fair value of those commitments due to changes in market interest rates, the Company determined the impact of such commitments on the consolidated financial statements was not material. To reduce credit risk related to the use of credit-related financial instruments, the Bank may deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Bank's credit evaluation of the customer. This collateral may include cash, securities, accounts receivable, inventory, property, plant and equipment, and real estate. The Bank had letters of credit issued to municipal depositors amounting to $53,207,000 and $45,947,000 at June 30, 2015 and December 31, 2014, respectively, with maturity dates of one year or less. These letters of credit provide collateral for such depositors and do not necessarily

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 29 - represent future cash requirements. The Bank will make payment under these letters of credit only if it is unable to pay the municipality its deposit balance. 8. Contingencies On September 30, 2013, the Bank sold $21,892,299 in commercial non-real estate loans. As part of the sale, the Bank agreed to reimburse the buyer for a portion of the premium paid by the buyer over the unpaid principal balance of the purchased loans if the borrowers on those loans prepay their contractual obligations. An estimate of expected future premium reimbursement was recorded at the time of sale based on a number of variables including the remaining unpaid principal balance, a comparison of the interest rates on the loans to current interest rates, loan size, and credit quality of the borrowers. The reserve for sold loan premium repayments was $72,827 and $182,956 as of June 30, 2015 and December 31, 2014, respectively. The potential maximum expense, net of the reserve balance, that the Bank could incur if all borrowers were to prepay their entire obligations, was $558,238 on June 30, 2015. The Bank is also subject to various legal claims from time-to-time in the normal course of business. In the opinion of management, the claims existing at June 30, 2015 will not have a material effect on the Company's consolidated financial statements. 9. Minimum Regulatory Capital Requirements The Bank is subject to regulatory minimum and enhanced capital requirements administered by the OCC. If the Bank were to fail to meet these minimum and enhanced capital requirements, the OCC could take action that could have a direct material effect on the consolidated financial statements. As of June 30, 2015 and December 31, 2014, the Bank was categorized as “well capitalized” under OCC minimum capital regulations. To be categorized as “well capitalized,” the Bank must maintain minimum ratios as set forth in the tables below. At June 30, 2015 and December 31, 2014, the Bank’s capital exceeded all minimum regulatory requirements and the Bank was considered to be “well capitalized” as defined in the regulations issued by the OCC. There are no conditions or events since the notification that management believes have changed the Bank’s category. At June 30, 2015 and December 31, 2014, the Bank also complied with OCC-imposed enhanced capital requirements, which are higher than the OCC minimum capital requirements. As a savings institution holding company, the Company is not subject to regulatory capital requirements separate from those of the Bank. In July 2013, the Federal Deposit Insurance Corporation and other federal bank regulatory agencies issued a final rule that revises their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4%-6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or on non-accrual status and to certain commercial real estate facilities that finance the acquisition, development and construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale”

SBM FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

securities holdings to be included for purposes of calculating regulatory capital unless a one-time opt-out is exercised. The rule limits a banking organization's capital distributions and certain discretionary bonus payments if the banking organization does not hold a "capital conservation buffer" consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amounts necessary to meet its minimum risk-based capital requirements. The final rule became effective for the Bank on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

The Bank's actual and minimum capital amounts and ratios at June 30, 2015 and December 31, 2014 are presented in the following tables:

	Actual		Standard Minimum Capital Requirement		Standard Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions	
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2015						
Total Capital to Risk-Weighted Assets	**$ 83,293**	**13.99%**	**$ 47,638**	**8.00%**	**$ 59,548**	**10.00%**
Tier 1 Capital to Risk-Weighted Assets	**75,507**	**12.68%**	**35,729**	**6.00%**	**47,638**	**8.00%**
Common Equity Tier 1 Capital to Risk-Weighted Assets	**75,507**	**12.68%**	**26,797**	**4.50%**	**38,706**	**6.50%**
Tier 1 Capital to Adjusted Total Assets	**75,507**	**9.46%**	**31,940**	**4.00%**	**39,925**	**5.00%**
December 31, 2014						
Total Risk-Based Capital to Risk-Weighted Assets	$ 84,432	14.53%	$ 46,497	8.00%	$ 58,122	10.00%
Tier 1 Risk-Based Capital to Risk-Weighted Assets	77,353	13.31%	23,249	4.00%	34,873	6.00%
Tier 1 Core Capital to Adjusted Total Assets	77,353	9.87%	31,347	4.00%	39,184	5.00%

Any declaration and payment of dividends by the Company or the Bank would be subject to compliance with regulatory requirements.

10. Employee Benefit Plans

401(k) Plan

The Bank has a 401(k) Plan (the Plan) in which substantially all employees participate. For 2015, the Bank elected to match employee contributions up to 4% of eligible compensation. For 2014, the Bank matched up to 3% of eligible compensation.

- 30 -

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 31 - The Plan permits an annual discretionary contribution for substantially all employees. The Bank made no discretionary contributions in 2015 and 2014. Profit Sharing Plan The Bank has a profit sharing plan in which substantially all employees prior to 2011 were eligible to participate. The Bank’s contributions to this plan were discretionary and based on eligible compensation. No contributions to this plan were made in 2015 and 2014, and benefit accruals under the plan were frozen effective January 1, 2011. On March 24, 2015, the Board of Directors voted to terminate the Profit Sharing Plan and distribute or roll over all assets into the Company’s 401(k) Plan. Deferred Compensation Plans Certain previous and current employees and previous directors of the Bank elected to defer compensation and/or were entitled to deferred retirement benefits under several non-qualified plans maintained by the Bank prior to the Company’s reorganization in May 2010. All of these plans were closed in 2010 (the Closed Plans). The liability under these Closed Plans was $9,678,542 at December 31, 2009. In connection with the Restructuring, the directors of the Bank prior to the Restructuring who participated in three of the Closed Plans retired from their positions with the Bank (the Retired Directors) and the benefits due to them under the Closed Plans were reduced by $2,959,000. The obligation to pay benefits to these former directors was transferred from the Bank to the Company. Payments to the Retired Directors are to be made monthly over 120-months or in a lump sum 60 days after death pursuant to an Amended and Restated Deferred Compensation Plan for Directors (Amended Plan). Amended Plan balances for the Retired Directors no longer accrue interest. No further contributions will be made by the Bank or the Company under any of the Closed Plans, but interest continues to accrue on Closed Plan balances for employees and former employees, other than Retired Directors, who are beneficiaries under certain of the Closed Plans. The amounts due under the Closed Plans were $4,792,868 and $4,835,860 at June 30, 2015 and December 31, 2014, respectively, and are included in accrued expenses and other liabilities in the consolidated balance sheets. In December 2012, the Company suspended payments to Retired Directors under the Amended Plan because the OCC did not permit the Bank to pay a dividend to the Company and, accordingly, the Company did not have sufficient funds to make the scheduled payments to the Retired Directors. The Amended Plan permits the Company to defer payments for this reason. Deferred amounts will be due when the Company again has sufficient funds to resume payments to the Retired Directors. The Company has a non-qualified deferred compensation plan for the former chief executive officer of First Citizens Bank, which was purchased by and merged with the Bank in 2007. The plan provides for an annual retirement benefit of $40,000, which began in September 2004 and continues until 2019. The present value of these payments has been recognized as a liability in the accompanying consolidated financial statements. The liability was $133,180 and $152,219 as of June 30, 2015 and December 31, 2014, respectively. The Company is the owner of two life insurance policies on this individual, with a combined cash surrender value of $403,865 and $389,424, which is included in other assets in the consolidated balance sheets as of June 30, 2015 and December 31, 2014, respectively.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 32 - 11. Equity Incentive Plan Stock Option Awards No stock options were granted during the three or six months ended June 30, 2015 and 2014. Stock options vested during the three months ended June 30, 2015 and 2014 totaled 480 and 510, respectively. Stock options vested during the six months ended June 30, 2015 and 2014 totaled 960 and 1,020, respectively. Restricted Stock Unit Awards In 2014, 2,600 restricted stock units were granted with a three-year vesting period and 400 restricted stock units were granted with a five-year vesting period. The weighted average grant date fair value of restricted stock units granted in 2014 was $98 per unit. Restricted stock units vested during the three months ended June 30, 2015 and 2014 totaled 453 and 216, respectively. Restricted stock units vested during the six months ended June 30, 2015 and 2014 totaled 906 and 432, respectively. 12. Fair Value Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic (ASC) 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. FASB ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 33 - Assets measured at fair value on a recurring basis are summarized below. Fair Value Measurements at June 30, 2015, Using Quoted Prices In Active Other Significant Markets for Observable Unobservable June 30, Inputs Inputs Inputs 2015 (Level 1) (Level 2) (Level 3) Securities available-for-sale Marketable equity securities $ 1,365,501 $ - $ 1,365,501 $ - Loan servicing rights 1,922,590 - 1,922,590 - Fair Value Measurements at December 31, 2014, Using Quoted Prices In Active Other Significant Markets for Observable Unobservable December 31, Inputs Inputs Inputs 2014 (Level 1) (Level 2) (Level 3) Securities available-for-sale Marketable equity securities $ 1,359,600 $ - $ 1,359,600 $ - Loan servicing rights 1,852,969 - 1,852,969 - The following table includes assets measured at fair value on a non-recurring basis that have had a fair value adjustment since their initial recognition. Fair Value Measurements at June 30, 2015, Using Quoted Prices In Active Other Significant Markets for Observable Unobservable June 30, Inputs Inputs Inputs 2015 (Level 1) (Level 2) (Level 3) Collateral-dependent impaired loans $ 765,000 $ - $ 765,000 $ - Other real estate owned 1,970,119 - 1,970,119 - Fair Value Measurements at December 31, 2014, Using Quoted Prices In Active Other Significant Markets for Observable Unobservable December 31, Inputs Inputs Inputs 2014 (Level 1) (Level 2) (Level 3) Collateral-dependent impaired loans $ 1,056,879 $ - $ 1,056,879 $ - Other real estate owned 858,595 - 858,595 -

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 34 - Impaired loans in the table above only include impaired loans for which a related specific reserve or partial charge-off is determined using collateral value, a fair value measure under GAAP. These impaired loans were written down from their initial carrying amount of $805,500 and $1,332,321 to their fair value of $765,000 and $1,056,879 at June 30, 2015 and December 31, 2014, respectively, resulting in an impairment charge through the allowance for loan losses. Other real estate owned (REO) is recorded at fair value less anticipated cost to sell. The fair value of REO is primarily based on property appraisals and an analysis of the sales of similar properties currently available. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. FASB ASC 825, Financial Instruments, which governs fair value disclosures for financial instruments, excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair value disclosures. Cash and cash equivalents: The carrying amounts of cash and due from banks and interest- bearing deposits in banks approximate fair values. Investment securities: The fair value of investment securities is determined by obtaining quoted prices on nationally-recognized securities exchanges. Fair value of FHLB stock is not presented as FHLB redeems the stock at par value, based on the redemption provisions of FHLB; thus, fair value is not reasonably determinable. Loans held for sale: Fair values of loans held for sale are based on commitments from investors or prevailing market prices, sale agreements, recent purchase offers and recent sale transactions for comparable assets. Loans receivable: For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of impaired loans is primarily based upon appraisals by third-party appraisers and opinions by third-party brokers. The appraisals and opinions are based upon comparable prices for similar assets in active markets for residential real estate loans and less active markets for commercial loans.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 35 - Loan servicing rights: The fair value of loan servicing rights is primarily based upon a valuation model that calculates the present value of estimated net servicing income. This model incorporates certain assumptions that market participants would likely use in estimating future net servicing income, such as interest rates, prepayment speeds and the cost to service (including delinquency and foreclosure costs). Accrued interest: The carrying amounts of accrued interest approximate fair value. Deposit and mortgagors’ escrow accounts: The fair values for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Securities sold under retail agreements to repurchase: The carrying amounts of borrowings under repurchase agreements maturing within one to four days from the transaction date approximate their fair values. FHLB advances: The fair value of those advances is estimated based on the discounted value of contractual cash flows. The discount rate is estimated using rates currently offered with similar remaining maturities. Note payable: The fair value of the note payable approximates its carrying value. Deferred compensation liabilities: The fair value of the deferred compensation liabilities approximates their carrying value. Off-balance-sheet instruments: Off-balance-sheet instruments consist of loan commitments. Fair values for loan commitments have not been presented, as the future revenue derived from such financial instruments is not significant.

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 36 - The following table presents the carrying amounts and estimated fair value for financial instrument assets and liabilities at June 30, 2015: Fair Value Measurements at June 30, 2015 Using Quoted Prices In Active Significant Markets for Other Significant Identical Observable Unobservable Carrying Fair Assets Inputs Inputs Amount Value (Level 1) (Level 2) (Level 3) (dollars in thousands) Financial assets Cash and cash equivalents $ 40,852 $ 40,852 $ 40,852 $ - $ - Securities available-for-sale 1,366 1,366 - 1,366 - Securities held-to-maturity 77,988 79,114 - 79,114 - FHLB stock 3,816 N/A Loans held for sale 12,457 12,457 - - 12,457 Loans, net Commercial non-real estate 118,272 122,437 - - 122,437 Commercial real estate 194,169 189,634 - - 189,634 Commercial construction 8,354 8,182 - - 8,182 Residential real estate 228,105 231,025 - 765 230,260 Home equity advances 73,366 72,877 - - 72,877 Consumer 7,588 7,905 - - 7,905 Loan servicing rights 1,923 1,923 - 1,923 - Accrued interest receivable 1,631 1,631 - 1,631 - Financial liabilities Deposits 667,913 668,744 - 668,744 - Repurchase agreements 29,793 29,793 - 29,793 - FHLB advances 20,000 19,999 - 19,999 - Deferred compensation liabilities 4,793 4,793 - - 4,793 Mortgagors’ escrow accounts 879 879 - 879 - Note payable 8,000 8,000 - - 8,000 Accrued interest payable 136 136 - 136 -

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 37 - The following table presents the carrying amounts and estimated fair value for financial instrument assets and liabilities at December 31, 2014: Fair Value Measurements at December 31, 2014 Using Quoted Prices In Active Significant Markets for Other Significant Identical Observable Unobservable Carrying Fair Assets Inputs Inputs Amount Value (Level 1) (Level 2) (Level 3) (dollars in thousands) Financial assets Cash and cash equivalents $ 35,075 $ 35,075 $ 35,075 $ - $ - Securities available-for-sale 1,360 1,360 - 1,360 - Securities held-to-maturity 81,852 84,311 - 84,311 - FHLB stock 3,816 N/A Loans held for sale 6,717 6,717 - - 6,717 Loans, net Commercial non-real estate 121,272 126,135 - - 126,135 Commercial real estate 187,513 183,994 - - 183,994 Commercial construction 6,998 6,678 - - 6,678 Residential real estate 225,548 227,899 - - 227,899 Home equity advances 73,546 73,104 - - 73,104 Consumer 8,091 8,600 - - 8,600 Loan servicing rights 1,853 1,853 - 1,853 - Accrued interest receivable 1,743 1,743 - 1,743 - Financial liabilities Deposits 656,952 657,867 - 657,867 - - Repurchase agreements 25,071 25,071 - 25,071 - FHLB advances 20,000 19,997 - 19,997 - Deferred compensation liabilities 4,836 4,836 - - 4,836 Mortgagors’ escrow accounts 786 786 - 786 - Note payable 9,000 9,000 - - 9,000 Accrued interest payable 1,165 1,165 - 1,165 - Accrued interest payable 1,165 1,165 - 1,165 -

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 38 - 13. Recently Issued Accounting Pronouncements In January 2014, FASB issued Accounting Standards Update (ASU) No. 2014-04, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor, and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The amendments in this ASU are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The ASU did not have a material effect on the Company’s consolidated financial statements. In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU was issued to clarify the principles for recognizing revenue and to develop a common revenue standard. The ASU was initially effective for annual reporting periods beginning after December 15, 2016. The FASB later issued ASU No. 2015-14, which defers the effective date to annual reporting periods beginning after December 15, 2017 and interim periods therein. The Company is currently evaluating the potential impact of the ASU on its consolidated financial statements. In June 2014, FASB issued ASU No. 2014-11, Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures. The ASU was issued to respond to concerns about current accounting and disclosures for repurchase agreements and similar transactions. The concern was that under current accounting guidance there is an unnecessary distinction between the accounting for different types of repurchase agreements. Under current guidance, the repurchase-to-maturity transactions are accounted for as sales with forward agreements, whereas repurchase agreements that settle before the maturity of the transferred financial asset are accounted for as secured borrowings. The ASU amendments require new disclosures for repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions accounted for as secure borrowings. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The ASU did not have a material effect on the Company's consolidated financial statements. In August 2014, FASB issued ASU No. 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. The ASU was issued to provide specific guidance on how to classify or measure foreclosed mortgage loans that are government guaranteed. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The ASU did not have a material effect on the Company's consolidated financial statements. In April 2015, the FASB issued ASU No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement. The ASU was issued because existing GAAP did not include explicit guidance for

SBM FINANCIAL, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements - 39 - accounting for fees paid in a cloud computing arrangement. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. The Company does not expect the ASU to have a material effect on its consolidated financial statements. 14. Subsequent Events Subsequent events represent events or transactions occurring after the balance sheet date but before the financial statements are issued or are available to be issued. Financial statements are considered “issued” when they are widely distributed to stockholders and others for general use and reliance in a form and format that complies with GAAP. Financial statements are considered “available to be issued” when they are complete in form and format that complies with GAAP and all approvals necessary for their issuance have been obtained. The Company has considered transactions or events occurring through October 19, 2015, which was the date the financial statements were available to be issued. On August 4, 2015, the Company sold four held-to-maturity debt securities for a realized gain $1,479,480. The purpose of the sale was to reduce the duration of the securities portfolio prior to the Effective Time of the Merger. Camden National Bank had planned to sell these securities to maintain Camden’s National Bank’s interest rate risk position.